                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 22, 2005
                                                         -----------------

                           RENAISSANCERE HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

              Bermuda                34-0-26512                  98-014-1974
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

              Renaissance House
        8-12 East Broadway, Pembroke
                  Bermuda                                       HM 19
   ----------------------------------------               ----------------------
   (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:    (441) 295-4513
                                                       --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On February 23, 2005, RenaissanceRe Holdings Ltd. (the "Company")
issued a press release (the "Press Release") announcing the Company's preliminary results for the quarter and year ended December 31, 2004. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Form 8-K. The portion of this Form 8-K comprised of this Item 2.02 and Exhibit 99.1 are each being furnished to the Securities and Exchange Commission (the "SEC") and are
therefore not "filed" with the SEC.

NON-GAAP FINANCIAL MEASURES

         In addition to the GAAP financial measures set forth in the Press
Release, the Company has included certain non-GAAP financial measures in the
Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous earnings releases and the
Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies in the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry, or by other insurers. Investors are cautioned not to place undue reliance on these non-GAAP measure in assessing the Company's overall financial performance.

         The Company has included in the Press Release "net operating income available to common shareholders" of $188.6 million in the fourth quarter of
2004 (as compared with $152.1 million in the fourth quarter of 2003) and $109.7 million for the year ended December 31, 2004 (as compared with $525.5 million for the year ended December 31, 2003). The Company has also included in the
Press Release "operating earnings per common share" of $2.62 during the fourth quarter of 2004 (as compared with $2.14 per common share during the fourth quarter of 2003) and $1.53 per common share for the year ended December 31, 2004
(as compared with $7.40 per common share for the year ended December 31, 2003).
Each of these measures is a non-GAAP financial measure.

         The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" differs from "net income,"
which the Company believes is the most directly comparable GAAP measure, only by the exclusion of realized gains and losses on investments. In the Press Release, the Company provides that "net income available to common shareholders" during the fourth quarter of 2004 was $191.5 million (as compared with $160.7 million during the fourth quarter of 2003) and $133.1 million for the year ended
December 31, 2004 (as compared with $606.0 million for the year ended December
31, 2003). In the Press Release, the Company also provides that "net income per common share" during the fourth quarter of 2004 was $2.66 (as compared with
$2.26 per common share during the fourth quarter of 2003) and $1.85 per common share for the

                                       -2-

year ended December 31, 2004 (as compared with $8.53 per common share for the year ended December 31, 2003). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of
"operating income" is useful to investors because it presents the Company's results of operations without the variability arising from fluctuations in realized investment gains and losses from the Company's investment portfolio, which is not considered by the Company's management to be a relevant indicator of business operations.

         The Company has also included in the Press Release "total managed catastrophe premium" of $31.8 million in the fourth quarter of 2004 (as compared with $42.6 million in the fourth quarter of 2003) and of $753.4 million for the year ended December 31, 2004 (as compared with $720.4 million for the year ended
December 31, 2003), which is a non-GAAP financial measure. The principal difference between "total managed cat premium" and "total catastrophe premium,"
which the Company believes is the most directly comparable GAAP measure, is the inclusion in "total managed cat premium" of catastrophe premium written by Top
Layer Reinsurance Ltd., a joint venture which is accounted for under the equity method of accounting. In the Press Release, the Company provides that "total catastrophe premium" was $31.7 million in the fourth quarter of 2004 (as compared with $40.0 million during the fourth quarter of 2003) and was $683.2 million for the year ended December 31, 2004 (as compared with $643.7 million for the year ended December 31, 2003).

         The Company has also included in the Press Release "operating return on average common equity (annualized)" of 36.7% for the fourth quarter of 2004 (as compared with 30.3% for the fourth quarter of 2003) and 5.1% for the year ended
December 31, 2004 (as compared with 29.3% for the year ended December 31, 2003), which is a non-GAAP financial measure. The principal differences between
"operating return on average common equity (annualized)" and "return on average common equity (annualized)," which the Company believes is the most directly comparable GAAP measure, are that "operating return on average equity
(annualized)" excludes realized gains and losses on investments. In the Press
Release, the Company provides that "return on average common equity
(annualized)" was 37.2% in the fourth quarter of 2004 (as compared with 32.0%
for the fourth quarter of 2003) and was 6.2% for the year ended December 31,
2004 (as compared with 33.8% for the year ended December 31, 2003).

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) The Company announced on February 22, 2005 that it is planning to restate its financial statements for the years ended December 31, 2001, 2002 and 2003 to correct accounting errors associated with reinsurance ceded by the Company. The net effect of these corrections is to increase 2001 net income by $20.6 million, to decrease 2002 net income by $21.9 million, and to increase 2003 net income by
$1.3 million. The amounts reflect: (1) the timing of the recognition of reinsurance recoverables (with the impact of increasing net income by $26.4 million in 2001; decreasing net income by $25 million in 2002; and decreasing net income by $1.4 million in 2003), and (2) the timing of premium ceded on multi-year contracts (with the impact of decreasing net income by $5.8 million in

                                      -3-

2001; increasing net income by $3.1 million in 2002; and increasing net income by $2.7 million in 2003). The corrections have no effect on the most recently issued balance sheet of the Company, dated September 30, 2004.

In addition, the Company noted that it had discovered an error in the timing of the recognition of premium on multi-year ceded reinsurance contracts for the first three quarters of 2004. In the Company's final 2004 presentation, this premium will be restated resulting in a decrease of $1.5 million in first quarter net income, an increase of $5.0 million in second quarter net income and an increase of $9.0 million in third quarter net income, as compared with the previously released results. These changes will result in an increase of $12.5 million to the shareholders' equity of the Company as of September 30, 2004.

The accounting errors noted above were discovered in connection with a review initiated by the Company, which is ongoing. It is possible that such review could delay the issuance of the Company's audited financial results.

The Company's press release announcing these restatements is attached as Exhibit
99.2 hereto and incorporated herein by reference.

The Company has discussed with Ernst & Young, the Company's independent accountant, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

    Exhibit #      Description
    ---------      -----------

     99.1*         Copy of the Company's press release, issued February 23, 2005

     99.2**        Copy of the Company's press release, issued February 22, 2005

*   Exhibit 99.1 is being furnished to the SEC pursuant to Item 2.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.

**  Exhibit 99.2 is being filed with the SEC pursuant to Item 4.02.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RENAISSANCERE HOLDINGS LTD.

Date: February 23, 2005                 By: /s/ John M. Lummis
      -----------------                     ------------------------------
                                            Name:  John M. Lummis
                                            Title: Executive Vice President,
                                            Chief Operating Officer and Chief
                                            Financial Officer

                                INDEX TO EXHIBITS

   Exhibit No.     Description
   -----------     -----------

     99.1*         Copy of the Company's press release, issued February 23, 2005

     99.2**        Copy of the Company's press release, issued February 22, 2005

*   Exhibit 99.1 is being furnished to the SEC pursuant to Item 2.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.

**  Exhibit 99.2 is being filed with the SEC pursuant to Item 4.02.